UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2004

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

355 South 520 West Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Item 5.                       Other Events and Regulation FD Disclosure.

In its press release issued June 10, 2004 as described more fully below under “Item 12. Results of Operations and Financial Condition,” The SCO Group, Inc. (“SCO”) announced financial results for the second quarter ended April 30, 2004.  SCO reported revenue of $10,137,000 for the second quarter of fiscal 2004 compared to revenue of $21,369,000 from the comparable quarter of the prior period.  Revenue for the first two quarters of fiscal year 2004 was $21,529,000 compared to revenue for the first two quarters of fiscal year 2003 of $34,909,000.

For the second quarter of fiscal year 2004, SCO reported a net loss applicable to common stockholders of $14,959,000, or $1.06 per diluted common share.  This compared to net income reported in the comparable period of the prior year of $4,500,000, or $0.33 per diluted common share.  The net loss from operations for the second quarter of fiscal year 2004 was $9,407,000 and included a charge of $682,000 for general and administrative costs related to streamlining SCO’s UNIX business operations and a charge of $2,139,000 related to the impairment of goodwill and intangible assets.

For the first two quarters of fiscal year 2004, SCO reported a net loss applicable to common stockholders of $17,212,000, or $1.23 per diluted common share, compared to net income of $3,776,000, or $0.29 per diluted common share for the first two quarters of fiscal year 2003.

Item 7.                       Financial Statements and Exhibits.

(c)                                              Exhibits.

99.1                                       Press Release of The SCO Group, Inc. dated June 10, 2004

Item 12.                Results of Operations and Financial Condition.

On June 10, 2004, SCO issued a press release announcing financial results for its second quarter ended April 30, 2004.  A copy of the press release is furnished as Exhibit 99.1 to this report, which press release is incorporated herein by reference.

Except as specifically set forth above in “Item 5. Other Events and Regulation FD Disclosure,” the information in this report, including the exhibit, is being furnished and shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

In the press release attached as Exhibit 99.1, SCO provides a net loss from operations measure for the second quarter of its fiscal year 2004 that excludes a charge of $682,000 for general and administrative costs related to streamlining SCO’s UNIX business operations and a charge of $2,139,000 related to the impairment of goodwill and intangible assets.  The non-GAAP measure adjusts GAAP net income (loss) from operations to remove the impact of these charges that are unusual in nature.  Since these charges were incurred in connection with unique transactions, SCO management believes the non-GAAP measure assists management and investors in evaluating and comparing operating results between periods while highlighting trends in the results of operations.  A reconciliation of net operating income (loss), excluding these charges, is provided in the financial tables attached to the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2004

	By:	/s/ Bert Young
Chief Financial Officer
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The SCO Group, Inc. dated June 10, 2004